BGC GROUP, INC.	Second Quarter 2026 Results
EXHIBIT 99.1

BGC Group Reports Second Quarter 2026 Financial Results
NEW YORK – July 30, 2026 – BGC Group, Inc. (Nasdaq: BGC) today reported its financial results for the quarter ended June 30, 2026.1

“We produced revenues of $846 million, a second quarter record, up 8 percent versus last year.[1] This growth was broad-based across every asset class, reflecting the durability, diversification, and strength of our global platform. Our revenues for the first half of 2026 were up more than 24 percent to $1.8 billion, the highest ever through the first two quarters of the year.
FMX once again saw market share gains across its cash U.S. Treasury and futures businesses. FMX UST market share grew to 42 percent, a new all-time high, and FMX SOFR and U.S. Treasury futures also reached new market share highs in June 2026.
Earlier this week, we announced our partnership with Fanatics, a global sports platform, to build a prediction market ecosystem serving both retail and institutional participants. Together, BGC and Fanatics will deliver unique market data across this innovative asset class, which we believe will create long-term shareholder value."
— Sean Windeatt, Co-Chief Executive Officer

SELECT FINANCIAL RESULTS2

Highlights of Consolidated Results (USD millions)	2Q26	2Q25	% Change
Revenues	$845.5	$784.0	7.8%
GAAP income from operations before income taxes	98.9	75.3	31.4%
GAAP net income for fully diluted shares	69.6	55.1	26.2%
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	192.9	173.6	11.1%
Post-tax Adjusted Earnings	171.0	153.7	11.2%
Adjusted EBITDA	228.7	213.3	7.2%

Per Share Results	2Q26	2Q25	% Change
GAAP fully diluted earnings per share	$0.15	$0.11	36.4%
Post-tax Adjusted Earnings per share	$0.35	$0.31	12.9%

1 All references herein to “record” and “all-time high” results are to BGC standalone financial results, excluding Newmark prior to the spin-off in November 2018.
2 U.S. Generally Accepted Accounting Principles is referred to as “GAAP.” “GAAP income before income taxes and noncontrolling interest” and “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes” may be used interchangeably with “GAAP pre-tax income” and “pre-tax Adjusted Earnings,” respectively. See the sections of this document including “Timing of Outlook for Certain GAAP and Non-GAAP Items,” “Non-GAAP Financial Measures,” “Adjusted Earnings Defined,” “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS,” “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings,” “Adjusted EBITDA Defined,” “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA,” “Liquidity Analysis,” and “Constant Currency Defined,” including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.

BGC GROUP, INC.	Second Quarter 2026 Results
REVENUES

Consolidated Revenues (USD millions)	2Q26	2Q25	% Change
ECS (“Energy, Commodities, and Shipping”)	$275.5	$261.6	5.3%
Rates	221.9	200.6	10.6%
Foreign Exchange	118.7	108.5	9.4%
Credit	79.3	75.3	5.4%
Equities	76.0	73.9	2.8%
Total Brokerage Revenues	$771.4	$719.9	7.2%
Data, Network, and Post-trade	36.7	35.5	3.4%
Data, Network, and Post-trade (excluding kACE)	36.7	30.9	18.6%
Interest and dividend income, Fees from related parties & Other revenues	37.4	28.6	30.7%
Total Revenues	$845.5	$784.0	7.8%
BGC generated record second quarter revenues of $845.5 million, up 7.8 percent, reflecting growth across all asset classes. EMEA and Americas grew revenues by 11.2 percent and 6.1 percent, respectively, while APAC revenues decreased by 2.9 percent.
Total brokerage revenues grew by 7.2 percent in the second quarter of 2026:
–ECS revenues grew by 5.3 percent to $275.5 million, driven by strong growth across our shipping, environmental, and commodities businesses, partially offset by lower oil and refined product volumes due to disruptions caused by the Strait of Hormuz closure.
–Rates revenues increased by 10.6 percent to $221.9 million, reflecting higher volumes across all major Rates products during the quarter.
–Foreign Exchange revenues were up 9.4 percent to $118.7 million, primarily due to strong volume growth in emerging market and G10 products, and precious metals.
–Credit revenues increased by 5.4 percent to $79.3 million, driven by PortfolioMatch, along with higher European and emerging market credit volumes.
–Equities revenues grew by 2.8 percent to $76.0 million, reflecting strong U.S. equities volumes, partially offset by lower European equity derivative activity.
Data, Network, and Post-trade revenues increased by 3.4 percent to $36.7 million, driven by Lucera and Fenics Market Data, partially offset by kACE, which BGC sold in the fourth quarter of 2025. Excluding kACE, revenues grew by 18.6 percent.
BGC announced on July 27, 2026 that it has partnered with Fanatics to build a prediction market ecosystem that serves both retail and institutional participants, combining BGC’s extensive client network and Fanatics’ database of over 100 million customers. BGC and Fanatics will deliver unique market data in this innovative and rapidly growing asset class. This partnership brings BGC’s established market data and analytics capabilities to enable the development of new data products that combine prediction market sentiment with traditional financial market data for clients around the world.
BGC sold its legacy CFTC-registered Designated Contract Market (DCM) and Derivatives Clearing Organization (DCO) to Fanatics. This is entirely separate from FMX’s CFTC-registered DCM, which BGC continues to own and control.
Interest and dividend income, Fees from related parties and Other revenues increased by 30.7 percent to $37.4 million driven by higher dividend income during the period, partially offset by lower interest income and other revenues.

BGC GROUP, INC.	Second Quarter 2026 Results
FENICS3

Fenics Revenues (USD millions)	2Q26	2Q25	% Change
Fenics Markets	$152.8	$135.7	12.6%
Fenics Markets (excluding kACE)	152.8	131.1	16.5%
Fenics Growth Platforms	33.4	27.2	22.9%
Fenics Revenues	$186.2	$162.9	14.3%
Fenics Revenues (excluding kACE)	$186.2	$158.3	17.6%
Total Fenics revenues grew by 14.3 percent to $186.2 million:
Fenics Markets revenues of $152.8 million increased 12.6 percent, driven by higher electronic trading volumes across Rates, Credit, and Foreign Exchange, and increased Fenics Market Data revenues. On December 31, 2025, BGC completed the sale of its kACE Financial business for up to $119 million. Excluding kACE, Fenics Markets grew by 16.5 percent.
Fenics Growth Platforms generated revenues of $33.4 million, a 22.9 percent increase, primarily driven by FMX, PortfolioMatch, and Lucera.
■FMX
–FMX UST generated record second quarter average daily volume (“ADV”) of $79.4 billion, 17 percent higher compared to last year. FMX UST grew its second quarter market share to 42 percent, up from 41 percent last quarter and 35 percent a year ago.4
–FMX Futures Exchange delivered another quarter of significant growth with second quarter ADV of approximately 54,000 contracts, more than 16-fold higher than a year ago. SOFR ADV rebounded strongly in June, following reduced Iran-driven volatility, achieving a monthly record of more than 59,000 contracts. U.S. Treasury futures continued to scale in the second quarter, averaging more than 15,000 contracts per day. Total open interest ended at more than 140,000 contracts, up from approximately 22,000 contracts a year ago. FMX currently lists 2- and 5-year U.S. Treasury futures contracts and plans to list the remaining tenors across the full curve on August 3, 2026, supporting further growth in trading volumes and open interest on the exchange.
–FMX FX ADV increased by 16 percent to $18.0 billion in the second quarter 2026, driven by continued growth across spot FX and non-deliverable forward volumes, resulting in continued market share gains.
■PortfolioMatch ADV grew 82 percent to a new quarterly record of $431 million, significantly outpacing the broader credit market. This strong growth was driven by new and deepening connectivity with clients, and strong adoption of the platform’s newest trading tools.
■Lucera, Fenics’ network business providing critical real-time trading infrastructure to the capital markets, grew revenues by 15 percent in the second quarter, led by continued momentum in its FX offering and the onboarding of several large new clients.

3 FMX revenues are reported within Fenics.
4 Central limit order book (“CLOB”) market share. Source: Coalition Greenwich.

BGC GROUP, INC.	Second Quarter 2026 Results
EXPENSES AND TAXES5

Consolidated Expenses (USD millions)	2Q26	2Q25	% Change
Compensation and employee benefits under GAAP	$449.9	$416.5	8.0%
Equity-based compensation and allocations of net income to limited partnership units	75.6	83.9	(10.0)%
Non-compensation expenses under GAAP	248.1	211.3	17.4%
Total expenses under GAAP	$773.6	$711.7	8.7%
Compensation and employee benefits for Adjusted Earnings	$443.3	$411.7	7.7%
Non-compensation expenses for Adjusted Earnings	209.6	199.2	5.2%
Total expenses for Adjusted Earnings	$652.9	$610.8	6.9%
Compensation and employee benefits under GAAP and for Adjusted Earnings increased by 8.0 percent and 7.7 percent, respectively. The increase in Compensation and employee benefits under GAAP and for Adjusted Earnings was related to higher commissionable revenues during the period.
Non-compensation expenses under GAAP increased by 17.4 percent, primarily driven by an increased reserve related to a UK tax matter, increased selling and promotion, and commissions and floor brokerage expenses related to higher client activity. Non-compensation expenses for Adjusted Earnings increased by 5.2 percent, primarily driven by increased selling and promotion, and commissions and floor brokerage expenses related to higher client activity.

Taxes (USD millions)	2Q26	2Q25	% Change
GAAP provision for income taxes	$30.1	$19.1	57.9%
Provision for income taxes for Adjusted Earnings	25.6	21.2	20.7%

SHARE COUNT6

Consolidated Share Count (Millions)	2Q26	2Q25	% Change	1Q26	% Change (QoQ)
Fully diluted weighted-average share count under GAAP	479.0	484.6	(1.2)%	479.2	(0.1)%
Fully diluted weighted-average share count for Adjusted Earnings	495.4	500.1	(1.0)%	495.2	—%
BGC’s fully diluted weighted-average share count for Adjusted Earnings was 495.4 million during the second quarter, approximately flat compared to the first quarter of 2026 and a 1.0 percent decrease compared to the second quarter of 2025.

5 For additional information on “Equity-based compensation and allocations of net income to limited partnership units,” please see the section of this document titled “Adjusted Earnings Defined” and the footnotes to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS.”
6 BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods.

BGC GROUP, INC.	Second Quarter 2026 Results
OUTLOOK

Metric (USD millions)	Guidance	Actual
	3Q 2026	3Q 2025
Revenues	$775 - $835	$736.8
Pre-tax Adjusted Earnings	$172 - $190	$155.1

DIVIDEND

On July 29, 2026, BGC’s Board of Directors declared a quarterly qualified cash dividend of $0.02 per share payable on September 2, 2026 to Class A and Class B common stockholders of record as of August 19, 2026, which is the same date as the ex-dividend date.

INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION

An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcg.com. Additional details on overall Fenics revenues are available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcg.com. The earnings presentation and Excel tables contain the results discussed in this document as well as other useful information that may not be contained herein.

CONFERENCE CALL

BGC will hold a conference call on the date of this release starting at 11:00 a.m. ET. A live webcast of the call will be accessible at http://ir.bgcg.com. Alternatively, interested parties can access the call by dialing +1 877-407-0312 (U.S.) or +1 201-389-0899 (international) and will be connected by an operator. After the conference call, an archived recording will be available at http://ir.bgcg.com.

BGC GROUP, INC.	Second Quarter 2026 Results
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$766,854	$851,502
Cash segregated under regulatory requirements	19,714	22,171
Financial instruments owned, at fair value	94,550	127,614
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,719,595	468,035
Accrued commissions and other receivables, net	590,622	482,013
Loans, forgivable loans and other receivables from employees and partners, net	498,539	436,082
Fixed assets, net	179,993	182,080
Investments	52,019	37,765
Goodwill	646,848	648,616
Other intangible assets, net	410,800	427,950
Receivables from related parties	5,867	5,006
Other assets	765,655	723,155
Total assets	$5,751,056	$4,411,989

Liabilities and Equity
Short-term borrowings from related parties	$—	$20,000
Accrued compensation	338,558	364,016
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,504,217	306,364
Payables to related parties	46,277	28,599
Accounts payable, accrued and other liabilities	814,042	771,963
Notes payable and other borrowings	1,774,054	1,775,705
Total liabilities	4,477,148	3,266,647

Equity
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,500,000,000 shares authorized at both
June 30, 2026 and December 31, 2025; 455,155,560 and 444,920,841 shares issued at
June 30, 2026 and December 31, 2025, respectively; and 363,232,570 and 363,175,091
shares outstanding at June 30, 2026 and December 31, 2025, respectively	4,552	4,449
Class B common stock, par value $0.01 per share; 300,000,000 shares authorized at both
June 30, 2026 and December 31, 2025; 109,452,953 shares issued and outstanding at both
June 30, 2026 and December 31, 2025, convertible into Class A common stock	1,095	1,095
Additional paid-in capital	2,642,974	2,532,497
Treasury stock, at cost: 91,922,990 and 81,745,750 shares of Class A common stock at
June 30, 2026 and December 31, 2025, respectively	(730,524)	(614,526)
Retained deficit	(773,134)	(910,391)
Accumulated other comprehensive income (loss)	(39,413)	(40,641)
Total stockholders’ equity	1,105,550	972,483
Noncontrolling interest in subsidiaries	168,358	172,859
Total equity	1,273,908	1,145,342
Total liabilities and equity	$5,751,056	$4,411,989

BGC GROUP, INC.	Second Quarter 2026 Results
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenues:	2026	2025	2026	2025
Commissions	$649,171	$599,496	$1,402,106	$1,094,207
Principal transactions	122,257	120,403	265,149	236,481
Total brokerage revenues	771,428	719,899	1,667,255	1,330,688

Fees from related parties	5,493	5,241	9,789	9,663
Data, network and post-trade	36,677	35,462	71,145	67,962
Interest and dividend income	26,713	15,268	37,292	26,897
Other revenues	5,234	8,134	15,545	13,034
Total revenues	845,545	784,004	1,801,026	1,448,244

Expenses:
Compensation and employee benefits	449,946	416,463	987,285	758,111
Equity-based compensation and allocations of net
income to limited partnership units	75,557	83,926	158,998	159,249
Total compensation and employee benefits	525,503	500,389	1,146,283	917,360
Occupancy and equipment	47,272	46,478	95,003	89,047
Fees to related parties	9,721	10,409	17,794	18,759
Professional and consulting fees	17,266	15,796	34,186	31,465
Communications	38,212	34,659	76,901	65,288
Selling and promotion	37,448	28,810	66,579	48,251
Commissions and floor brokerage	20,434	16,690	42,090	34,182
Interest expense	32,799	33,801	65,251	58,455
Other expenses	44,988	24,654	76,538	35,401
Total non-compensation expenses	248,140	211,297	474,342	380,848
Total expenses	773,643	711,686	1,620,625	1,298,208

Other income (losses), net:
Gain on divestiture and sale of investments	20,000	—	20,000	—
Gains (losses) on equity method investments	5,727	2,379	10,312	4,737
Other income (loss)	1,314	581	3,677	483
Total other income (losses), net	27,041	2,960	33,989	5,220

Income (loss) from operations before income taxes	98,943	75,278	214,390	155,256

Provision (benefit) for income taxes	30,106	19,063	62,089	45,612
Consolidated net income (loss)	$68,837	$56,215	$152,301	$109,644

Less: Net income (loss) attributable to noncontrolling
interest in subsidiaries	(3,650)	(1,330)	(4,334)	(3,065)

Net income (loss) available to common stockholders	$72,487	$57,545	$156,635	$112,709

Per share data:
Basic earnings (loss) per share
Net income (loss) attributable to common stockholders	$69,585	$55,117	$150,151	$107,905
Basic earnings (loss) per share	$0.15	$0.11	$0.32	$0.22
Basic weighted-average shares of common stock outstanding	475,565	480,138	474,886	479,655

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$69,603	$55,136	$150,201	$107,950
Fully diluted earnings (loss) per share	$0.15	$0.11	$0.31	$0.22
Fully diluted weighted-average shares of common stock outstanding	478,965	484,636	479,090	485,090

BGC GROUP, INC.	Second Quarter 2026 Results
Non-GAAP Financial Measures
This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; “Liquidity”; and “Constant Currency”. The definitions of these terms are below.
In the first quarter of 2026, the Company clarified certain language in the definitions of certain non-GAAP financial measures that related to equity-based compensation and were administrative in nature. These updates did not impact calculation or comparability.

Adjusted Earnings Defined
BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflects the operating earnings generated by the Company on a consolidated basis and is one of the financial metrics that management considers when managing its business.
As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the underlying operating performance of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.

Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA
Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA
The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:
▪Charges related to amortization of restricted stock units (“RSUs”) and restricted stock awards;
▪Charges related to issuance of shares of BGC’s Class A common stock;
▪Charges with respect to BGC RSU tax accounts and any remaining Newmark Holdings, L.P. (“Newmark Holdings”) preferred units held by BGC employees. RSU tax accounts were granted in connection with the grant of RSUs. Preferred units were granted in connection with the grant of certain limited partnership units that may be granted exchangeability for or redeemed in connection with the grant of shares of Newmark Group, Inc. (“Newmark Group”) Class A common stock. The RSU tax accounts and preferred units were granted at ratios designed to cover any withholding taxes expected to be paid. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes;
▪Charges related to Newmark Holdings limited partnership interests held by BGC employees that are granted exchangeability into shares of Newmark Group Class A common stock or redeemed in connection with the grant of Newmark Group Class A common stock;
▪Charges related to any other equity-based awards;
▪Allocations of the net income of Newmark Holdings to Newmark Holdings limited partnership units held by BGC employees. Such allocations represent the pro-rata portion of Newmark Holdings’ post-tax GAAP earnings available to such unit holders; and
▪Charges related to dividend equivalents earned on RSUs and any preferred returns on RSU tax accounts.
The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”
Virtually all of BGC’s key executives and producers have equity stakes in the Company and its subsidiaries and generally receive deferred equity as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues RSUs, restricted stock and Class A common stock, to provide liquidity to its

BGC GROUP, INC.	Second Quarter 2026 Results
employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.
Compensation charges are also adjusted for certain other cash and non-cash items.

Certain Other Compensation-Related Adjustments for Adjusted Earnings
BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans, and certain loan forgiveness as a result of broad-based alterations to the Company’s employee loan arrangements.

Calculation of Non-Compensation Adjustments for Adjusted Earnings
Adjusted Earnings calculations may also exclude items such as:
▪Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
▪Acquisition related costs;
▪Non-cash GAAP asset impairment charges;
▪Resolutions of litigation, disputes, investigations, or enforcement matters that are generally non-recurring, exceptional, or unusual, or similar items that management believes do not best reflect BGC’s underlying operating performance, including related unaffiliated third-party professional fees and expenses; and
▪Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for professional fees and expenses, exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangible assets created from acquisitions.

Calculation of Adjustments for Other (income) losses for Adjusted Earnings
Adjusted Earnings calculations also exclude gains from litigation resolution and certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:
▪Gains or losses on divestitures;
▪Fair value adjustment of investments;
▪Certain other GAAP items, including gains or losses related to BGC’s investments accounted for under the equity method; and
▪Any unusual, non-ordinary, or non-recurring gains or losses.

Methodology for Calculating Adjusted Earnings Taxes
Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.
The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.
To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of Newmark Holdings units held by BGC employees between the dates of grants of exchangeability by Newmark Group and the date of actual unit exchange; changes in the value of RSUs and/or restricted

BGC GROUP, INC.	Second Quarter 2026 Results
stock awards between the date of grant and the date the award vests; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.
After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.
Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.
BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100% of earnings were taxed at global corporate rates.

Calculations of Pre- and Post-Tax Adjusted Earnings per Share
BGC’s pre- and post-tax Adjusted Earnings per share is calculated as pre- and post-tax Adjusted Earnings divided by the fully diluted weighted-average number of shares outstanding of BGC Class A common stock and BGC Class B common stock for the applicable period. The fully diluted weighted-average share count includes the effect of potentially dilutive securities determined using the treasury stock method, as well as the weighted-average number of contingent shares.
BGC’s pre- and post-tax Adjusted Earnings per share calculations assume that:
▪The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive;
▪The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax, when the impact would be anti-dilutive;
▪Any RSU tax accounts and preferred units are not included in the Company’s fully diluted share count because they are not convertible into shares of the Company’s common stock; and
▪Certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends are excluded from the fully diluted share count.
Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors. The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings” in the Company’s most recent financial results press release.

Management Rationale for Using Adjusted Earnings
BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations.
Management uses Adjusted Earnings and other financial metrics in part to help it evaluate, among other things, the overall performance of the Company’s business and to make decisions with respect to the Company’s operations. The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.

BGC GROUP, INC.	Second Quarter 2026 Results
For more information regarding Adjusted Earnings, see the sections of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Adjusted EBITDA Defined
BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:
▪Provision (benefit) for income taxes;
▪Net income (loss) attributable to noncontrolling interest in subsidiaries;
▪Interest expense;
▪Fixed asset depreciation and intangible asset amortization;
▪Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units;
▪Impairment of long-lived assets;
▪(Gains) losses on equity method investments; and
▪Certain other non-cash GAAP items, such as non-cash charges of amortized rents.
The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure and other financial metrics to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.
Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.
For more information regarding Adjusted EBITDA, see the section of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Timing of Outlook for Certain GAAP and Non-GAAP Items
BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:
▪Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
▪Unusual, non-ordinary, or non-recurring items;
▪The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;
▪Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
▪Acquisitions, dispositions, and/or resolutions of litigation, disputes, investigations, or enforcement matters, or similar items, which are fluid and unpredictable in nature.

BGC GROUP, INC.	Second Quarter 2026 Results
Liquidity Defined
BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), financial instruments owned, at fair value, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.
For more information regarding Liquidity, see the section of this document and/or in the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Constant Currency Defined
BGC generates a significant amount of its revenues in non-U.S. dollar denominated currencies, particularly in the euro and pound sterling. In order to present a better comparison of the Company’s revenues during the period, which exhibited highly volatile foreign exchange movements, BGC provides revenues year-over-year comparisons on a “Constant Currency” basis. BGC uses a Constant Currency financial metric to provide a better comparison of the Company’s underlying operating performance by eliminating the impacts of foreign currency fluctuations between comparative periods. Since BGC’s consolidated financial statements are presented in U.S. dollars, fluctuations in non-U.S. dollar denominated currencies have an impact on the Company’s GAAP results. The Company’s Constant Currency metric, which is a non-GAAP financial measure, assumes the foreign exchange rates used to determine the Company’s comparative prior period revenues, apply to the current period revenues. Constant Currency revenue percentage change is calculated by determining the change in current quarter non-GAAP Constant Currency revenues over prior period revenues. Non-GAAP Constant Currency revenues are total revenues excluding the effect of foreign exchange rate movements and are calculated by remeasuring and/or translating current quarter revenues using prior period exchange rates. BGC presents certain non-GAAP Constant Currency percentage changes in Constant Currency revenues as a supplementary measure because it facilitates the comparison of the Company’s core operating results. This information should be considered in addition to, and not as a substitute for, results reported in accordance with GAAP.

BGC GROUP, INC.	Second Quarter 2026 Results
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS
(in thousands, except per share data)
(unaudited)

	Q2 2026	Q2 2025

GAAP income (loss) from operations before income taxes	$98,943	$75,278

Pre-tax adjustments:

Compensation adjustments:
Equity-based compensation and allocations of net income to limited partnership units (1)	75,557	83,926
Other Compensation charges (2)	6,643	4,800
Total Compensation adjustments	82,200	88,726

Non-Compensation adjustments:
Amortization of intangibles (3)	10,003	9,820
Impairment charges	1,119	1,231
Other (4)	27,400	1,066
Total Non-Compensation adjustments	38,522	12,117

Other income (losses), net adjustments:
Losses (gains) on divestitures (5)	(20,000)	—
Fair value adjustment of investments (6)	(640)	—
Other net (gains) losses (7)	(6,145)	(2,527)
Total other income (losses), net adjustments	(26,785)	(2,527)

Total pre-tax adjustments	93,937	98,316

Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	$192,880	$173,594

GAAP net income (loss) available to common stockholders	$72,487	$57,545
Total pre-tax adjustments (from above)	93,937	98,316
Income tax adjustment to reflect adjusted earnings taxes (8)	4,528	(2,120)
Post-tax adjusted earnings	$170,952	$153,741

Per Share Data
GAAP fully diluted earnings (loss) per share	$0.15	$0.11
Total pre-tax adjustments (from above)	0.19	0.20
Income tax adjustment to reflect adjusted earnings taxes	0.01	—
Post-tax adjusted earnings per share	$0.35	$0.31

Fully diluted weighted-average shares of common stock outstanding	495,359	500,136

Dividends declared per share of common stock	$0.02	$0.02
Dividends declared and paid per share of common stock	$0.02	$0.02
Please see footnotes to this table on the next page.

BGC GROUP, INC.	Second Quarter 2026 Results
1.The components of equity-based compensation and allocations of net income to limited partnership units are as follows (in thousands):

	Q2 2026	Q2 2025
Issuance of common stock and grants of exchangeability	$31,130	$35,823
Allocations of net income and dividend equivalents	598	534
RSU, RSU Tax Account, and restricted stock amortization	43,829	47,569
Equity-based compensation and allocations of net income to limited partnership units	$75,557	$83,926
2.GAAP expenses in the second quarter of 2026 included certain other compensation-related adjustments, including charges incurred as part of the cost reduction program of $2.4 million, as well as certain acquisition-related expenses.
3.Primarily included non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.
4.GAAP expenses in the second quarter of 2026 and 2025 included resolutions of litigation and other matters, including their related professional fees, as well as certain other professional fees, of $1.9 million and $2.9 million, respectively. Following a UK Supreme Court decision in July 2026, which may impact the way partnerships and partners are remunerated and taxed in the UK, management has recorded in the second quarter of 2026, an additional litigation reserve of $24.5 million. GAAP expenses in the second quarter of 2026 also included $0.4 million of non-cash charges incurred by the Company for exiting a lease. GAAP expenses in the second quarter of 2025 included a $4.4 million release of reserves in connection with unsettled trades and receivables with sanctioned Russian entities. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to certain non-recurring or unusual gains or losses, as well as resolutions of litigation.
5.The second quarter of 2026 included a $20.0 million gain for contingent consideration that was realized and earned associated with the sale of kACE.
6.The second quarter of 2026 included non-cash gains of $0.6 million related to fair value adjustments of investments held by BGC.
7.The second quarter of 2026 and 2025 included non-cash gains of $5.7 million and $2.4 million, respectively, related to BGC’s investments accounted for under the equity method. The second quarter of 2026 and 2025 also included net gains of $0.5 million and $0.1 million, respectively, related to other recoveries and various other GAAP items.
8.BGC’s GAAP provision (benefit) for income taxes is calculated based on an annualized methodology. The Company’s GAAP provision (benefit) for income taxes was $30.1 million and $19.1 million for the second quarter of 2026 and 2025, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted by $4.5 million and ($2.1) million for the second quarter of 2026 and 2025, respectively. As a result, the provision (benefit) for income taxes with respect to Adjusted Earnings was $25.6 million and $21.2 million for the second quarter of 2026 and 2025, respectively.
Note: Certain totals may not add due to rounding.

BGC GROUP, INC.	Second Quarter 2026 Results
FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT UNDER GAAP AND FOR ADJUSTED EARNINGS
(in thousands)
(unaudited)

	Q2 2026	Q2 2025
Common stock outstanding	475,565	480,138
Other (1)	3,400	4,498
Fully diluted weighted-average share count under GAAP	478,965	484,636

Non-GAAP Adjustments:
RSUs	16,246	15,371
Restricted Stock	148	129
Fully diluted weighted-average share count for Adjusted Earnings	495,359	500,136
(1) Primarily consists of contracts to issue shares of BGC common stock.
Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods.

LIQUIDITY ANALYSIS
(in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$766,854	$851,502
Financial instruments owned, at fair value	94,550	127,614
Total Liquidity	$861,404	$979,116

RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Q2 2026	Q2 2025
GAAP net income (loss) available to common stockholders	$72,487	$57,545
Add back:
Provision for income taxes	30,106	19,063
Net income (loss) attributable to noncontrolling interest in subsidiaries	(3,650)	(1,330)
Interest expense	32,799	33,801
Fixed asset depreciation and intangible asset amortization	25,625	25,879
Impairment of long-lived assets	1,119	1,231
Equity-based compensation and allocations of net income to limited partnership units (1)	75,557	83,926
(Gains) losses on equity method investments (2)	(5,727)	(2,379)
Other non-cash GAAP expenses (3)	382	(4,400)
Adjusted EBITDA	$228,698	$213,336
1.Represents BGC employees’ pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information.
2.The second quarter of 2026 and 2025 included non-cash gains of $5.7 million and $2.4 million, respectively, related to BGC’s investments accounted for under the equity method.
3.The second quarter of 2026 included $0.4 million of non-cash charges incurred by the Company for exiting a lease. The second quarter of 2025 included a $4.4 million release of non-cash reserves in connection with unsettled trades and receivables with sanctioned Russian entities.

BGC GROUP, INC.	Second Quarter 2026 Results
CONSOLIDATED REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	2Q26	2Q25	% Change	Constant Currency % Change
ECS (“Energy, Commodities, and Shipping”)	$275	$262	5.3%	5.2%
Rates	222	201	10.6%	10.3%
Foreign Exchange	119	108	9.4%	9.1%
Credit	79	75	5.4%	4.2%
Equities	76	74	2.8%	2.6%
Total Brokerage Revenues	$771	$720	7.2%	6.8%
Data, Network, and Post-trade	37	35	3.4%	3.4%
Interest and dividend income, Fees from related parties & Other revenues	37	29	30.7%	31.2%
Total Revenues	$846	$784	7.8%	7.6%

FENICS REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	2Q26	2Q25	% Change	Constant Currency % Change
Fenics Markets	$153	$136	12.6%	12.5%
Fenics Growth Platforms	33	27	22.9%	22.9%
Fenics Revenues	$186	$163	14.3%	14.3%

BGC GROUP, INC.	Second Quarter 2026 Results
Other Items of Note
Unless otherwise stated, all results provided in this document compare the second quarter of 2026 with the year-earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain totals and percentage changes listed throughout this document may not sum due to rounding.

About BGC Group, Inc.
BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.
BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.
For more information about BGC, please visit www.bgcg.com.

Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Investor Contact:
Jason Chryssicas
BGCIR@bgcg.com
+1 212-610-2426

Media Contact:
Danielle Popper
Press@bgcg.com
+1 212-610-2419